Exhibit 10.4

[Execution]

JOINDER AGREEMENT

February 26, 2014

Wells Fargo Capital Finance, LLC, as Agent
10 South Wacker Drive
Chicago, Illinois 60606-4202
Attention:  Portfolio Manager

Re: TravelCenters of America LLC

Ladies and Gentlemen:

Reference is made to the Amended and Restated Loan and Security Agreement, dated October 25, 2011, by and among TravelCenters of America LLC, a Delaware limited liability company (“Parent”), TA Leasing LLC, a Delaware limited liability company (“TA Leasing”), TA Operating LLC, a Delaware limited liability company (“TA Operating” and, together with Parent and TA Leasing, each, individually an “Borrower” and collectively, “Borrowers”), TravelCenters of America Holding Company LLC, a Delaware limited liability company (“Holding”), Petro Franchise Systems LLC, a Delaware limited liability company (“Petro Franchise”), TA Franchise Systems LLC, a Delaware limited liability company (“TA Franchise”), TA Operating Nevada LLC, a Nevada limited liability company (“TA Nevada”), TA Operating Texas LLC, a Texas limited liability company (“TA Texas” and together with Holding, Petro Franchise, TA Franchise and TA Nevada, each individually a “Guarantor” and collectively, “Guarantors”), the parties thereto from time to time as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, in its capacity as agent for the Lenders (in such capacity, “Agent”) (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”).

Parent has informed Agent that (a) Parent has agreed to purchase all of the issued and outstanding units of membership interest (the “Girkin Membership Interests” as hereinafter further defined) of Girkin Development, LLC, a Kentucky limited liability company (“Girkin” as hereinafter further defined), from Sellers (as hereinafter defined) as set forth in the Purchase Documents (as hereinafter defined), (b) the Purchase Agreement (as hereinafter defined) was assigned to Holding such that Holding owns all of the Girkin Membership Interests; (c) the acquisition by Holding of the Girkin Membership Interests constitutes a Permitted Acquisition (as defined in the Loan Agreement) in accordance with the terms and conditions of Section 9.10(h) of the Loan Agreement, and (d) Girkin is being added as a loan party in accordance with Section 9.21 of the Loan Agreement.  Parent has also requested that Agent include Girkin as a Borrower under Section 9.21(a) of the Loan Agreement and include certain of the assets of Girkin in the Borrowing Base.  Agent is willing to do so on the terms and conditions set forth in this Joinder Agreement.

In consideration of the foregoing and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Definitions.

1.1                               Additional Definitions.  As used in this Joinder Agreement, the following terms shall have the meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

(a)                                 “Escrow Agent” shall mean Commonwealth Land Title Insurance Company.

(b)                                 “Falcon” shall mean Falcon, LLC, a Kentucky limited liability company, and it successors and assigns.

(c)                                  “Falcon Assumption Agreement” shall mean the Assumption Agreement, dated December 16, 2013, by Falcon in favor of Girkin and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d)                                 “Falcon Guaranty” shall mean the Guaranty, dated December 16, 2013, by Fredrick M. Higgins, in his individual capacity, for the benefit of Girkin and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)                                  “Girkin” shall mean Girkin Development, LLC, a Kentucky limited liability company, and it successors and assigns.

(f)                                   “Girkin Assets” shall mean the assets and properties of Girkin that are owned by Girkin.

(g)                                  “Girkin Membership Interests” shall mean all of the issued and outstanding membership interests of Girkin.

(h)                                 “Indemnity Escrow Agreement” shall mean the Indemnity Escrow Agreement, dated December 16, 2013, among Parent, Sellers’ Representative, and Escrow Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(i)                                     “Joinder Documents” shall mean , collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced):   this Joinder Agreement, (i) Amendment No.1 to the Amended and Restated Pledge and Security Agreement, dated October 25, 2011, by Parent, Holding and TA Operating in favor of Agent and Lenders; (ii) Amendment No. 1 to the Amended and Restated Trademark Collateral Assignment and Security Agreement, dated October 25, 2011, by and among TA Operating, Girkin and Agent; and (iii) all other agreements, documents and instruments executed by a Loan Party and delivered by a Loan Party to Agent in connection therewith.

(j)                                    “Purchase Agreement” shall mean the Securities Purchase Agreement,

dated as of November 14, 2013, among Sellers, Frederick M. Higgins, as the sellers’ representative, Girkin and Parent, together with the Company Disclosure Schedule to the Securities Purchase Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(k)                                 “Purchase Document Collateral” shall mean, as to Holding and Girkin, all now existing or hereafter arising right, title and interest in and to each of the Purchase Documents and all proceeds thereunder, including, but not limited to, (a) all rights of Holding or Girkin to receive monies due or to become due to it under the Purchase Documents or in connection with the Purchase Documents, (b) all rights of Holding or Girkin to indemnification and claims for damages or other relief pursuant to or in respect of the Purchase Documents, (c) all rights of Holding or Girkin to perform and exercise all remedies thereunder and to require performance by the other parties to the Purchase Documents of their obligations thereunder, and (d) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

(l)                                     “Purchase Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced):  (i) the Purchase Agreement, (ii) the Falcon Assumption Agreement, (iii) the Falcon Guaranty, (iv)  the Indemnity Escrow Agreement, and (v) all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith; each sometimes being referred to herein individually as a “Purchase Document”.

(m)                             “Sellers” shall mean Frederick M. Higgins, Frederick M. Higgins Charitable Remainder Unitrust, Heather Higgins, Leslie Higgins Embry, Cathy Howard, Glenn Howard, Stacy Howard Jones, Wesley Howard, Jamie Gaddie Higgins Family Trust, Jamie Gaddie Higgins Marital Trust, Rita Barks, Danny Evans, Jerry Goff, Helen Jernigan, Martha Miller-Webb, Donna Carlyle, Betsy Monroe, Owen Monroe Trust Under Will, Carrie Leigh Porcel and their respective successors and assigns.

(n)                                 “Sellers’ Representative” shall mean Frederick M. Higgins, in his capacity as the representative of Sellers.

1.2                               Amendments to Definitions.

(a)                                 All references to the term “Borrower” and “Borrowers” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, Girkin.

(b)                                 All references to the term “Collateral” in the Loan Agreement and the other Financing Agreements shall be deemed to include, in addition and not in limitation, the assets and properties of, and the Capital Stock of, Girkin at any time subject to the security interest or lien of Agent, including the assets and properties described in Section 3 of this Joinder Agreement.

(c)                                  All references to the term “Financing Agreements” herein and in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Joinder Agreement and the other Joinder Documents.

(d)                                 All references to the term “Guaranteeing Party” and “Guaranteeing Parties” in the Guarantee shall be deemed to include, in addition and not in limitation, Girkin.

(e)                                  All references to the term “Information Certificate” in the Loan Agreement or any of the other Financing Agreements shall be deemed to include, in addition and not in limitation, the Information Certificate of Girkin provided to Agent in connection with this Joinder Agreement.

1.3                               Interpretation.  All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

Section 2.                                           Assumption of Obligations; Amendments to Financing Agreements.

2.1                               Girkin hereby expressly (a) assumes and agrees to be directly liable to Agent and Lenders, jointly and severally with the other Borrowers, for all Obligations under, contained in, or arising pursuant to the Loan Agreement or any of the other Financing Agreements to the same extent as if Girkin had originally executed and had been an original Borrower signatory, as the case may be, to the Loan Agreement and the other Financing Agreements, (b) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to a Borrower and as applied to Girkin as a Borrower, with the same force and effect as if Girkin had originally executed and been an original Borrower signatory to the Loan Agreement and the other Financing Agreements, (c) is deemed to make as to itself, and is in all respects bound by, all representations and warranties made by Borrowers to Agent and Lenders set forth in the Loan Agreement or in any of the other Financing Agreements, and (d) agrees that Agent, for itself and the benefit of Secured Parties, shall have all rights, remedies and interests, including security interests in and liens upon the Collateral granted to Agent pursuant to Section 3 hereof, under and pursuant to the Loan Agreement and the other Financing Agreements, with respect to Girkin and its properties and assets with the same force and effect as Agent, for itself and the benefit of Secured Parties, has with respect to Borrowers and their respective assets and properties, as if Girkin had originally executed and had been an original Borrower signatory, as the case may be, to the Loan Agreement and the other Financing Agreements.

2.2                               Each Borrower, in its capacity as a guarantor of the payment and performance of the Obligations of the other Borrowers, and each Guarantor as a guarantor of the Obligations of Borrowers, hereby agrees that the Amended and Restated Guarantee, dated October 25, 2011, by Borrowers and Guarantors in favor of Agent (the “Guarantee”), is hereby amended to include Girkin as an additional Guaranteeing Party (as defined in the Guarantee) signatory thereto, and Girkin hereby agrees that the Guarantee is hereby amended to include Girkin as an additional Guaranteeing Party signatory thereto.  Girkin hereby expressly (a) assumes and agrees to be directly liable to Agent and Lenders, jointly and severally with the other Guaranteeing Parties signatories thereto, for the payment and performance of all Guaranteed Obligations (as defined in the Guarantee), (b) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Guarantee with the same force and effect as if Girkin had originally executed and been an original party signatory to the Guarantee as a Guaranteeing Party, and (c) agrees that Agent and Lenders shall have all rights, remedies and interests with respect to Girkin and their respective property under the Guarantee with the same force and effect as if Girkin had originally executed and been an original party signatory as a Guaranteeing Party to the Guarantee.

Section 3.                                           Grant of Security Interest by Girkin.

3.1                               Without limiting the provisions of Section 2 hereof, the Loan Agreement or the other Financing Agreements, to secure payment and performance of all Obligations, Girkin hereby grants to Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby collaterally assigns to Agent, for itself and the benefit of Secured Parties, as security, all of the following personal property, and interests in personal property, of Girkin, whether now owned or hereafter acquired or existing, and wherever located (but not including the items excluded by Section 3.2 hereof, the “Collateral”):

(a)                                 all Accounts;

(b)                                 all general intangibles, including, without limitation, all Intellectual Property;

(c)                                  all goods, including, without limitation, Inventory and Equipment;

(d)                                 all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(e)                                  all instruments, including, without limitation, all promissory notes;

(f)                                   all documents;

(g)                                  all deposit accounts;

(h)                                 all letters of credit, banker’s acceptances and similar instruments and including all letter of credit rights;

(i)                                     all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(j)                                    all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Girkin now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of Girkin, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(k)                                 all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(l)                                     to the extent not otherwise described above, all Receivables and Purchase Document Collateral;

(m)                             all Records; and

(n)                                 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

3.2                               Notwithstanding anything to the contrary contained in Section 3.1 hereof, (a) the Collateral consisting of Capital Stock of any Foreign Subsidiary of Girkin shall not exceed sixty five (65%) percent of the issued and outstanding Capital Stock of such Foreign Subsidiary, and (b) the types or items of Collateral described in Section 3.1 hereof shall not include (i) any Excluded Assets, (ii) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of Girkin, as such, if under the items of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (A) to apply if any such prohibition is unenforceable under the UCC or other applicable law or (B) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of Girkin in or to monies due or to become due under such contract, lease, permit, license, charter or license agreement (including any Receivables), or (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability, or result in the abandonment, voiding or cancellation, of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United Stated Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d) (or any successor provisions), such intent-to-use trademark application shall be considered Collateral hereunder.

3.3                               Without limiting the provisions of Section 5.1 of the Loan Agreement, Holding hereby collaterally assigns, pledges, transfers and sets over to Agent, and grants to Agent, for itself and the benefit of Secured Parties, a continuing security interest in and a general lien upon, all of Holding’s Purchase Document Collateral.

3.4                               The grant of the security interest by Holding and Girkin in the Purchase Document Collateral is for security purposes only and shall not subject Agent or Secured Parties to, or transfer or pass to Agent or Secured Parties, or in any way affect or modify, the liability of Girkin or Holding under the Purchase Documents.  In no event shall the grant of the security interest in the Purchase Document Collateral or the exercise by Agent of any rights with respect to the Purchase Documents or the Purchase Document Collateral, constitute an assumption of any liability or obligation of Girkin or Holding to any of the other parties to the Purchase Documents or any other persons.

3.5                               Without limiting any provisions of Section 5.2(a) of the Loan Agreement, Girkin irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and Girkin as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.  Girkin hereby authorizes and agrees that any such financing statements may indicate the collateral as “all assets of the debtor, whether now owned or hereafter acquired or existing”, “all personal property of the debtor, whether now owned or hereafter acquired or existing” or words of similar effect and/or meaning.

Section 4.                                           Acknowledgment.  Each Borrower, Guarantor and Girkin hereby acknowledges, confirms and agrees that on the date hereof, the security interests in and liens upon the Collateral of each Borrower and Guarantor in favor of Agent, for itself and the benefit of Secured Parties, shall continue to be, and the security interests in and liens upon the Collateral of, and the Capital Stock of, Girkin in favor of Agent, for itself and the benefit of Secured Parties, shall be, valid and perfected first priority liens and security interests subject only to the Liens permitted under, and to the extent provided by, Section 9.8 of the Loan Agreement.

Section 5.                                           Conditions to Initial Loans to Girkin.  Each of the following is a condition precedent to any Loans or the providing of any Letter of Credit Accommodations to Girkin under the Loan Agreement:

5.1                               Agent shall have received a filed copy of a UCC financing statement naming Agent, as secured party, and Girkin, as debtor, filed with the Secretary of State for the Commonwealth of Kentucky;

5.2                               Agent shall have received a Borrowing Base Certificate setting forth the Revolving Loans and Letter of Credit Accommodations with respect to Girkin as of the date of such Borrowing Base Certificate which reflects the calculation of the Borrowing Base with respect to the Girkin Assets that constitute Eligible Accounts and Eligible Inventory as of a date acceptable to Agent before the making of such Revolving Loan of the providing of such Letter of

Credit Accommodation, which Borrowing Base Certificate shall be completed in a manner consistent with the terms of the Loan Agreement and duly authorized, executed and delivered on behalf of Administrative Borrower; and

5.3                               all of the conditions precedent set forth in Section 4.2 of the Loan Agreement shall have been satisfied.

Section 6.                                           Representations, Warranties and Covenants. Each Borrower, Guarantor and Girkin represents, warrants and covenants with, to and in favor of Agent and each Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this Joinder Agreement:

6.1                               Neither the execution and delivery of this Joinder Agreement or any other Joinder Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except Liens permitted under the Loan Agreement, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower, Guarantor or Girkin, except as expressly permitted under, and to the extent permitted by, Section 9.9 of the Loan Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any material respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any material respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower, Guarantor or Girkin is a party or its property is bound; and (v) violates or shall violate any provision of the Certificate of Formation or Operating Agreements or equivalent organizational documents, as applicable, of any Borrower, Guarantor or Girkin.

6.2                               Each of the Joinder Documents have been duly authorized, executed and delivered by all necessary action on the part of Borrowers, Guarantors and Girkin which are party thereto and is in full force and effect as of the date hereof, as the case may be, and the obligations of Borrowers, Guarantors and Girkin contained therein constitute legal, valid and binding obligations of Borrowers, Guarantors and Girkin, as the case may be, enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law limiting creditors’ rights generally and by general equitable principles.

6.3                               No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Joinder Documents or the transactions contemplated thereby, except for any actions or filings already made or taken, or filings to be made in connection with the applicable Collateral, and approvals or consents previously obtained.

6.4                               Holding has acquired and has good and marketable title to the Girkin Membership

Interests, free and clear of all Liens, except as permitted under Section 9.8 of the Loan Agreement.

6.5                               The Girkin Assets are owned by Girkin free and clear of all Liens, except as permitted under Section 9.8 of the Loan Agreement.

6.6                               As of the date hereof, (i) the Purchase Documents required to be executed and delivered by a Loan Party prior to the date hereof have been duly executed and delivered by the respective Loan Parties party thereto and (ii) the obligations under the Purchase Documents required to be performed by a Loan Party prior to the date hereof have been performed by the applicable Loan Parties. As of the date hereof, Borrowers and Guarantors are not aware of, and have not received notice of, any default or breach under the Purchase Documents.

6.7                               Girkin has delivered, or caused to be delivered, to Agent true, correct and complete copies of the Purchase Documents in effect on the date hereof that are material to the acquisition of Girkin. A list of the material Purchase Documents is set forth on Exhibit A hereto.

6.8                               All of the Girkin Membership Interests are directly and beneficially owned and held by Holding and all of such interests have been duly authorized and are fully paid and non assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted under the Loan Agreement.

6.9                               Each Borrower, Guarantor and Girkin is Solvent and will continue to be Solvent after the consummation of the transactions contemplated by the Purchase Documents, the security interests of Agent and the other transaction contemplated hereunder.

6.10                        Within not less than sixty (60) days after the date hereof (or such longer period as Agent may agree to in writing) Agent shall have received, in form and substance reasonably acceptable to Agent, the Deposit Account Control Agreements among Agent, Girkin and Franklin Bank and Trust Company with respect to account no. 150932 listed as described on Schedule 8.10 to the Information Certificate of Girkin.

6.11                        Girkin shall use commercially reasonable efforts to deliver to Agent within sixty (60) days after the date hereof (or such longer period as the Agent shall agree) a Collateral Access Agreement, in form and substance reasonably acceptable to Agent, duly authorized, executed and delivered by the owners of the leased premises acquired in the acquisition pursuant to the Purchase Documents.  The failure of Girkin to deliver such Collateral Access Agreements shall not result in a breach, Default or an Event of Default, but Agent may establish Reserves in accordance with the terms of the Loan Agreement and exercise such other rights or remedies under the Financing Agreements to the extent provided in the Financing Agreements as a result of a Borrower not having delivered any Collateral Access Agreements.

6.12                        Within five (5) Business Days after the date that Girkin and Holding deliver the Closing Working Capital Statement (as defined in the Purchase Agreement) under the Purchase Agreement, Girkin and Holding shall deliver to Agent such Closing Working Capital Statement.

6.13                        As of the date hereof, and immediately after giving effect to this Joinder Agreement, no Default or Event of Default exists or has occurred and is continuing.

Section 7.                                           Conditions Precedent.  The Joinder Agreement shall only be effective upon the satisfaction of each of the following conditions in a manner satisfactory to Agent:

7.1                               Agent shall have received a photocopy of an executed original or executed original counterparts of the following document by electronic means (with the originals to be delivered within five (5) Business Days after the date hereof or such longer period as Agent may agree to in writing), as the case may be:

(a)                                 this Joinder Agreement, duly authorized, executed and delivered by Borrowers, Guarantors and Girkin;

(b)                                 an Amendment No.1 to the Amended and Restated Pledge and Security Agreement, dated October 25, 2011, by Parent, Holding and TA Operating in favor of Agent and Lenders providing for the pledge by Holding of all of the Girkin Membership Interests; and

(c)                                  an Amendment No. 1 to the Amended and Restated Trademark Collateral Assignment and Security Agreement, dated October 25, 2011, by and between TA Operating and Agent adding Girkin as a “Debtor” and granting to Agent a security interest in and lien upon, all of Girkin’s right, title and interest in and to the United States trademarks and trademark applications and related collateral specified therein, duly authorized, executed and delivered by TA Operating and Girkin;

7.2                               Agent shall have received a UCC Financing Statement naming Girkin, as debtor, and Agent, as secured party in the form for filing with the Secretary State for the Commonwealth of Kentucky;

7.3                               Agent shall have received and reviewed UCC, Federal and State tax lien and judgment searches with respect to Girkin in its jurisdiction of formation, the jurisdiction in which its chief executive office is located and all jurisdictions in which its material assets are located, which search results shall be in form and substance satisfactory to Agent;

7.4                               Agent shall have received an Information Certificate, duly authorized, executed and delivered by Girkin;

7.5                               Agent shall have received a certificate of formation and a good standing certificate (or its equivalent) for Girkin from the Secretary of State (or comparable official) of the jurisdiction of formation of Girkin and good standing certificates (or its equivalent) for Girkin from each jurisdiction in which Girkin is authorized to transact business;

7.6                               Agent shall have received from Girkin, in form and substance reasonably satisfactory to Agent, a certificate signed by an authorized officer of Girkin, certifying, among other things, the resolutions of the Board of Managers (or similar governing body) of Girkin evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by Girkin of this Joinder Agreement;

7.7                               Agent shall have received true and complete copies of all of the material Purchase Documents;

7.8                               Agent shall have received a true and correct copy of any consent, waiver or approval (if any) to or of this Joinder Agreement, which any Borrower, Guarantor or Girkin is required to obtain from any other Person, and such consent, approval or waiver shall be in a form and substance reasonably satisfactory to Agent;

7.9                               Agent shall have received, in form and substance reasonably satisfactory to Agent, the opinion letter of special New York and Kentucky counsels to Girkin with respect to the addition of Girkin as a Borrower and Guaranteeing Party, the Joinder Documents, and the security interests and liens of Agent with respect to the grant by Girkin of its Collateral pursuant to the Joinder Documents, and such other customary matters as Agent may request;

7.10                        Agent shall have received evidence that all outstanding indebtedness of Girkin has been paid (other than Indebtedness permitted under the Loan Agreement), and that all encumbrances securing such indebtedness have been released; and

7.11                        As of the date hereof and immediately after giving effect to this Joinder Agreement, no Default or Event of Default exists or has occurred and is continuing.

Section 8.                                           Notices.  Notices to Girkin shall be given in the manner set forth in the Loan Agreement.

Section 9.                                           Extension of Time to Comply with Joinder.  Agent hereby acknowledges and agrees that the time required under Section 9.21(d) for Borrowers and Guarantors to comply with Sections 5.2 and 9.21(a) of the Loan Agreement in connection with the Permitted Acquisition of Girkin is hereby extended to February 28, 2014 unless such date is further extended by Agent in writing.

Section 10.                                    Further Assurances.  Subject to the terms and conditions set forth in the Financing Agreements, Borrowers, Guarantors and Girkin shall execute and deliver to Agent all agreements, documents and instruments that Agent may reasonably request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected Agent’s security interests in and liens upon the Collateral and in order to fully consummate all of the transactions contemplated under this Joinder Agreement and the other Joinder Documents.

Section 11.                                    Governing Law.  The validity, interpretation and enforcement of this Joinder Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 12.                                    Jury Trial Waiver.  BORROWERS, GUARANTORS, GIRKIN AND AGENT EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS JOINDER AGREEMENT OR ANY OF THE OTHER JOINDER DOCUMENTS OR IN

ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS JOINDER AGREEMENT OR ANY OF THE OTHER JOINDER DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTORS, GIRKIN AND AGENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, GIRKIN OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS JOINDER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 13.                                    Binding Effect.  This Joinder Agreement and the other Joinder Documents shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

Section 14.                                    Waiver, Modification, Etc.  No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

Section 15.                                    Entire Agreement.  This Joinder Agreement and the other Joinder Documents represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof and thereof, whether oral or written.

Section 16.                                    Counterparts, etc.  This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Joinder Agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Joinder Agreement.  Any party delivering an executed counterpart of this Joinder Agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Joinder Agreement, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Joinder Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

TRAVELCENTERS OF AMERICA LLC

By:
Name:
Title:

TA LEASING LLC

By:
Name:
Title:

TA OPERATING LLC

By:
Name:
Title:

GIRKIN DEVELOPMENT, LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Joinder Agreement for Girkin]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC

By:
Name:
Title:

PETRO FRANCHISE SYSTEMS LLC

By:
Name:
Title:

TA FRANCHISE SYSTEMS LLC

By:
Name:
Title:

TA OPERATING NEVADA LLC

By:
Name:
Title:

TA OPERATING TEXAS LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Joinder Agreement for Girkin]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent

By:
Name:
Title:

[Signature Page to Joinder Agreement for Girkin]

EXHIBIT A

TO

JOINDER AGREEMENT

List of Material Purchase Documents

The Purchase Agreement, together with all exhibits and schedules thereto